Exhibit 99.1

ATHENA UPSIZES CAD $0.08 UNIT NON-BROKERED PRIVATE PLACEMENT AND ANNOUNCES CLOSING OF SECOND TRANCHE

VACAVILLE, CA – September 9, 2022 – Athena Gold Corporation (OTCQB: AHNR) (CSE: ATHA) (“Athena” or the “Company”) announces that due to investor interest in its non-brokered private placement offering (the “Offering”) of units of the Company (each, a “Unit”), it is upsizing the Offering to up to 8,125,000 Units at a price of CAD $0.08 per Unit for aggregate gross proceeds of up to CAD $650,000. Each Unit will consist of one common share in the capital stock of the Company and one common share purchase warrant, with each warrant entitling the holder thereof to purchase one common share in the capital stock of the Company at a price of CAD $0.12 at any time on or before the first business day that is 24 months from the closing of the Offering.

In addition, the Company is pleased to announce that it has closed the second tranche of the Offering through the issuance of 1,737,500 Units for gross proceeds of CAD $139,000. The net proceeds from the Offering are expected to be used for further project exploration and general working capital. All securities issued in connection with the Offering are subject to resale restriction periods under applicable United States securities laws, and any securities issued in Canada under the Offering are subject to a four month and one day hold period in Canada. In connection with the closing of the second tranche of the Offering, the Company will pay finder’s fees of $8,340 cash and 104,250 broker warrants.

None of the foregoing securities have been and will not be registered under the United States Securities Act of 1933, as amended (the “1933 Act”) or any applicable state securities laws and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S under the 1933 Act) or persons in the United States absent registration or an applicable exemption from such registration requirements. This press release does not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of the foregoing securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Athena Gold Corporation

Athena is focused on exploring its Excelsior Springs project located 45 miles southwest of Goldfield in Esmeralda County, Nevada, while concurrently pursuing the acquisition other worthy precious and base metal properties.

For further information about Athena Gold Corporation and our Excelsior Springs project, please visit www.athgenagoldcorp.com.

On Behalf of the Board of Directors

John Power
Chief Executive Officer and President

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For further information, please contact:

Phone: John Power, 707-291-6198
Email: info@athenagoldcorp.com

Forward Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and U.S. securities laws. All statements, other than statements of historical fact, included herein including, without limitation, statements regarding the completion of the Offering and the anticipated business plans and timing of future activities of the Company, are forward-looking statements. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: “believes”, “will”, “expects”, “anticipates”, “intends”, “estimates”, “plans”, “may”, “should”, “potential”, “scheduled”, or variations of such words and phrases and similar expressions, which, by their nature, refer to future events or results that may, could, would, might or will occur or be taken or achieved. In making the forward-looking statements in this press release, the Company has applied several material assumptions, including without limitation, that there will be investor interest in future financings, market fundamentals will result in sustained precious metals demand and prices, the receipt of any necessary permits, licenses and regulatory approvals in connection with the future exploration and development of the Company’s projects in a timely manner, the availability of financing on suitable terms for the exploration and development of the Company’s projects and the Company’s ability to comply with environmental, health and safety laws.

The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward-looking statements as a result of various factors, including, operating and technical difficulties in connection with mineral exploration and development activities, actual results of exploration activities, the estimation or realization of mineral reserves and mineral resources, the inability of the Company to obtain the necessary financing required to conduct its business and affairs, as currently contemplated, the timing and amount of estimated future production, the costs of production, capital expenditures, the costs and timing of the development of new deposits, requirements for additional capital, future prices of precious metals, changes in general economic conditions, changes in the financial markets and in the demand and market price for commodities, lack of investor interest in future financings, accidents, labor disputes and other risks of the mining industry, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, risks relating to epidemics or pandemics such as COVID–19, including the impact of COVID–19 on the Company’s business, financial condition and results of operations, changes in laws, regulations and policies affecting mining operations, title disputes, the inability of the Company to obtain any necessary permits, consents, approvals or authorizations, including of the Canadian Securities Exchange, the timing and possible outcome of any pending litigation, environmental issues and liabilities, and other factors and risks that are discussed in the Company’s periodic filings with the SEC and disclosed in the final long form prospectus of the Company dated August 31, 2021.

Readers are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to update any of the forward-looking statements in this press release or incorporated by reference herein, except as otherwise required by law.

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